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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 10, 2000, relating to the financial statements, which appears in Old Dominion Electric Cooperative's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Richmond, VA
November 25, 2002